Exhibit 5.1

SNOW BECKER KRAUSS P.C.
605 Third Avenue
New York, New York 10158-0125

September __, 2001

American International Petroleum Corporation
2950 North Loop West
Houston, Texas 77092

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to American International Petroleum Corporation, a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes 10,000,000 shares of common stock that may be issued under the AIPC Long-Term Performance Plan (the “Plan”) of the Company.

As counsel to the Company, we have examined the Company’s Restated Articles of Incorporation, as amended, By-laws, the Plan, records of corporate proceedings, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions, which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

Based on the foregoing, we are of the opinion that:

1.	The Company has been duly organized, is validly existing and in good standing under the laws of the State of Nevada.

2.	The shares of common stock that may be issued under the Plan have been duly authorized, and when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

Members of this firm own 149,861 shares of common stock. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

/s/ Snow Becker Krauss P.C. ————————————— SNOW BECKER KRAUSS P.C.